FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 August 14, 1998
                                 Date of Report



                                 ENERCORP, INC.
             (Exact Name of Registrant as specified in its charter)


               Colorado             0-9083              84-0768802
               ---------------      -----------         -----------
              (State or other     (Commission          (I.R.S. Employer
              jurisdiction o      file number)         Identification Number)
              incorporation or
              organization)


         7001 Orchard Lake Road, Suite 424
         West Bloomfield, Michigan                       48322-3608
         ----------------------------------------        ----------
         (Address of Principal Executive Offices)        (Zip Code)


   Registrant's telephone number, including area code: (248) 851-5651


                                       N/A
                ------------------------------------------------
           Former name or former address, if changed from last report

 ITEM 5:  Other Events

     On February 26, 1998, Enercorp, Inc. (the "Registrant") had been advised by The Nasdaq Stock Market, Inc. ("Nasdaq") that Nasdaq planned to delist the Registrant from the Nasdaq Small Cap Market ("SmallCap") because the Registrant did not meet the SmallCap maintenance standards for (1) the number of shares in the public float and (2) the market value of the public float at the time of Nasdaq's notification to the Registrant.
     On July 28, 1998, the Nasdaq Listing Qualifications Panel (the "Panel") reviewing this matter notified the Registrant that the Registrant had regained compliance with the market value of the public float requirement based on a recent increase in the Registrant's common stock price.
    As to the requirement for a minimum 500,000 shares in the public float, through a recent change in ownership of shares owned by a principal stockholder of the Registrant, the Registrant is now in compliance with NASD Marketplace Rule 4310(c)(07), and has 517,897 shares in the public float. This places the Registrant in compliance with all Nasdaq standards for continued listing on the Nasdaq SmallCap Market.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: August 14, 1998

                                 ENERCORP, INC.



                                  By s\Robert R. Hebard
                                    ---------------------------
                                    Robert R. Hebard, President